UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2017

BUFFALO WILD WINGS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-24743	31-1455915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Wayzata Boulevard, Suite 1600 Minneapolis, Minnesota	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   952-593-9943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On March 2, 2017, Buffalo Wild Wings, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its Credit Agreement dated as of October 6, 2016 with the Lenders from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender. The Credit Agreement provides the Company with an unsecured revolving credit facility.
The Amendment increases the revolving commitment by $200 million. After giving effect to the Amendment, the revolving commitment under the unsecured revolving credit facility is $700 million.
The financial institutions party to the Credit Agreement and the Amendment have performed and may continue to perform commercial banking and financial services for the Company for which they have received and will continue to receive customary fees.
The foregoing description of the Amendment is qualified by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference into this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.

10.1
First Amendment to Credit Agreement and Incremental Facility Agreement dated as of March 2, 2017 among Buffalo Wild Wings, Inc., the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUFFALO WILD WINGS, INC.

Date: March 6, 2017	By:	/s/ Emily C. Decker
Emily C. Decker
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1
First Amendment to Credit Agreement and Incremental Facility Agreement dated as of March 2, 2017 among Buffalo Wild Wings, Inc., the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender.
Filed Electronically